                                                       Registration No. 33-_____

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           GENOME THERAPEUTICS CORP.
             ----------------------------------------------------
              (Exact name of issuer as specified in its charter)

MASSACHUSETTS                                                     04-2297484
- ---------------                                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


100 Beaver Street
Waltham, Massachusetts                                                02154
- -------------------------------------------------------------------------------
(Address of Principal Executive offices)                            (Zip Code)


                            STOCK OPTION AGREEMENTS
                          --------------------------
                           (Full title of the Plan)
                                 FENEL M. ELOI
                           GENOME THERAPEUTICS CORP.
                               100 BEAVER STREET
                         WALTHAM, MASSACHUSETTS 02154
                    ---------------------------------------
                    (Name and address of agent for service)

                                (617) 893-5007
- -------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                 Please send copies of all communications to:

                             David C. Chapin, Esq.
                                 Ropes & Gray
                            One International Place
                       Boston, Massachusetts 02110-2624
                           Telephone: (617) 951-7371

Approximate date of commencement of offering or proposed sale to the public:
From time to time after the Effective Date of the Registration Statement.

Exhibit Index on page 10.

                           This is page 1 of 10 pages

- ------------------------------------------------------------------------

                               Proposed     Proposed
Title of                       Maximum      Maximum
Securities         Amount      Offering     Aggregate     Amount of
To Be              To Be       Price Per    Offering      Registration
Registered         Registered  Share (1)    Price (1)     Fee
- ------------------------------------------------------------------------
Common Stock,      1,850,000   $6.125       $11,331,250   $3,907.00
$.10 par value.


_________________________

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the average high and low prices of the Common Stock as reported by the National Association of Securities Dealers Automated Quotation System on June 23, 1995.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
         -----------------------------------------------

    The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) or under the Securities Act of 1933, as amended, which contains, either directly or by incorporation by reference, audited financial statements for the Company's latest fiscal year for which such statements have been filed.

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Company documents referred to in (a) above.

         (c) The description of the Common Stock contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities
        -------------------------

        Not Applicable.

Item 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not Applicable.


Item 6. Indemnification of Directors and Officers
        -----------------------------------------

    Section 9 of the Company's By-laws requires that the Company indemnify directors and officers to the maximum extent permitted by Massachusetts law, and also permits the Company to advance litigation expenses to directors and officers.

    Section 67 of the Massachusetts Business Corporation Law authorizes the indemnification of directors, officers, employees and agents against liability incurred by reason of being a director, officer, employee or agent, and against expenses (including attorneys' fees) in connection with defending any action seeking to establish such liability, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

    In addition, Article 6(k) of the Company's Articles of Organization provides that no director of the Company shall be liable for any breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of the Massachusetts Business Corporation law, or (iv) for any transaction from which the director derived an improper personal benefit.

    Article 6(k) eliminates the personal liability of directors, as directors (but not as officers), to the Company and its stockholders unless one of the statutorily required exceptions (such as breach of the duty of loyalty, bad faith, etc.) applies. As a result, directors are not liable even for grossly negligent actions or omissions, including grossly negligent decisions involving control of the Company, in the absence of a breach of the duty of loyalty, bad faith, improper personal benefit or another statutory exception. Article 6(k) does not limit or eliminate the liability of a director for any act or omission occurring prior to December 9, 1987 when Article 6(k) became effective. Also, it does not affect a director's liability to third parties, nor the liability of a director to the Company or its stockholders arising from any legal requirement other than the duty of care imposed by Massachusetts law.

    The provisions of the Company's Articles of Organization may not limit the availability of non-monetary relief and may not apply to violations of the federal securities laws.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

    Not Applicable.

Item 8.       Exhibits.
              --------

Exhibit 4(a).             Form of Stock Option Agreements and Schedule of
                          Agreements.

Exhibit 4(b). Employment Agreement of Robert J. Hennessey (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1993 and incorporated herein by reference).

Exhibit 4(c). The Company's Restated Articles of Organization (filed as an exhibit to the Company's Registration Statement on Form S-1 (No. 2-75230) and incorporated herein by reference).

Exhibit 4(d). Amendment dated January 5, 1982 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 27, 1982 and incorporated herein by reference).

Exhibit 4(e). Amendment dated January 24, 1983 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 26, 1983 and incorporated herein by reference).


Exhibit 4(f). Amendment dated January 17, 1984 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended February 25, 1984 and incorporated herein by reference).

Exhibit 4(g). Amendment dated December 9, 1987 to Restated Articles of Organization (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended November 28, 1987 and incorporated herein by reference).

Exhibit 4(h). Amendment dated January 24, 1994 to Restated Articles of Organization (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1994 and incorporated herein by reference).

Exhibit 4(i). Amendment dated August 31, 1994 to Restated Articles of Organization (filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended August 31, 1994 and incorporated herein by reference).

Exhibit 4(j). The Company's By-laws (filed as an exhibit to the Company's Registration Statement on Form S-1
                          (No. 2-75230) and incorporated herein by reference).

Exhibit 4(k). Amendment dated October 20, 1987 to the By-laws (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1987 and incorporated herein by reference).

Exhibit 4(l). Amendment dated October 16, 1989 to the By-laws (filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1989 and incorporated herein by reference).

Exhibit 5.                Opinion of Ropes & Gray.

Exhibit 24(a).            Consent of Ropes & Gray (contained in Exhibit 5).

Exhibit 24(b).            Consent of Arthur Andersen LLP.

Exhibit 25. Power of Attorney (included as part of the signature pages to this Registration Statement).

Item 9.  Undertakings.
         ------------

    (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) will not apply if
- --------  -------
the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 5th day of July 1995.

                    GENOME THERAPEUTICS CORP.


                By  /s/ ROBERT J. HENNESSEY
                    -----------------------------------
                    Robert J. Hennessey, President
                      and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Hennessey and David C. Chapin and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any substitutes lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Name                      Title                          Date
  ----                      -----                          ----

/S/ ROBERT J. HENNESSEY   Chairman of the Board;         July 5, 1995
- ------------------------  President and Chief
Robert J. Hennessey       Executive Officer



/S/ ORRIE M. FRIEDMAN     Director                       July 11, 1995
- ----------------------
Orrie M. Friedman

/S/ LAWRENCE LEVY         Director                       July 5, 1995
- -----------------------
Lawrence Levy



/S/ DONALD J. MCCARREN    Director                       July 10, 1995
- ----------------------
Donald J. McCarren



/S/ STEVEN M. RAUSCHER    Director                       July 6, 1995
- ----------------------
Steven M. Rauscher



/S/ PHILIP LEDER          Director                       July 5, 1995
- ----------------
Philip Leder



/S/ FENEL M. ELOI         Vice President-Financial       July 11, 1995
- ---------------------     (Chief Financial and
Fenel M. Eloi             Accounting Officer)

                                 EXHIBIT INDEX

Number                           Title of Exhibit                            Page
- ------                           ----------------                            ----
4(a).        Form of Stock Option Agreements and Schedule                     11
             of Agreements

4(b).        Employment Agreement of Robert J. Hennessey             Incorporated by Reference

4(c).        The Company's Restated Articles of Organization         Incorporated by Reference

4(d).        Amendment dated January 5, 1982 to Restated Articles    Incorporated by Reference
             of Organization

4(e).        Amendment dated January 24, 1983 to Restated Articles   Incorporated by Reference
             of Organization

4(f).        Amendment dated January 17, 1984 to Restated Articles   Incorporated by Reference
             of Organization

4(g).        Amendment dated December 9, 1987 to Restated Articles   Incorporated by Reference
             of Organization

4(h).        Amendment dated January 24, 1994 to Restated Articles   Incorporated by Reference
             of Organization

4(i).        Amendment dated August 31, 1994 to Restated Articles    Incorporated by Reference
             of Organization

4(j).        The Company's By-laws                                   Incorporated by Reference

4(k).        Amendment dated October 20, 1987 to the By-laws         Incorporated by Reference

4(l).        Amendment dated October 16, 1989 to the By-laws         Incorporated by Reference

5.           Opinion of Ropes & Gray                                             16

24(a).       Consent of Ropes & Gray                                   Contained in Exhibit 5

24(b).       Consent of Arthur Andersen LLP                                      18

25.          Power of Attorney                                      Included as Part of Signature
                                                                     Pages to this Registration